UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

SOFTECH, INC.
(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01854
(Address of principal executive offices and zip code)

(978) 513-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

SofTech, Inc. held a Special Meeting of its shareholders (the “Special Meeting”) on October 5, 2016 commencing at 10:00 a.m. at its offices located at 650 Suffolk Street, Suite 415, Lowell, MA 01854 to vote upon two previously announced proposals. Proposal No. 1 was to authorize the sale by SofTech of substantially all of the assets comprising its ProductCenter and Connector business (the “PLM Sale”) to SofTech Group Incorporated, an affiliate of Essig Research Inc. (the “PLM Sale Proposal”). Proposal No. 2 was to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the PLM Sale Proposal. The Proposals are described in detail in SofTech’s Proxy Statement filed with Securities and Exchange Commission on September 19, 2016.

The results of the voting for each of the two proposals were as follows:

	For	Against	Abstain
Proposal No. 1	720,332	571	5
Proposal No. 2	719,971	932	5

There were 903,724 shares of SofTech’s common stock eligible to vote at the Special Meeting.  Therefore, the Proposals were approved by 79.7% of SofTech’s shareholders. Proposal No. 1 required the approval of the holders of at least two-thirds of SofTech’s outstanding common stock.  Therefore, the PLM Sale was approved by the SofTech shareholders.

SofTech expects that the closing of the PLM Sale will occur on or about October 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: October 12, 2016

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

Chief Executive Officer